P R E S S R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS

RECEIVES NASDAQ DEFICIENCY NOTICE RELATED TO LISTING REQUIREMENTS

SAN ANTONIO, Texas -- January 6, 2006 -- Analytical Surveys, Inc. (ASI) (Nasdaq: ANLT), a provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced that it received notice on December 30, 2005, from the Nasdaq Stock Market indicating that the Company is not in compliance with one of Nasdaq's requirements for continued listing because it did not have:  (i) a minimum of $2,500,000 in stockholders' equity as of September 30, 2005; (ii) at least $35,000,000 in market value of listed securities, or (iii) at least $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Nasdaq requires compliance with one of the foregoing criteria for continued inclusion under Nasdaq Marketplace Rule 4310(c)(2)(B).  Such a notice is routinely issued when a listed company does not meet the requirements listed above. The notice has no effect on the listing of the Company's common stock at this time.  Nasdaq stated in the notice that it is reviewing the Company's eligibility for continued listing on the Nasdaq Capital Market and, in order to facilitate the review, the Company plans to provide Nasdaq, within the next two weeks, with a specific plan on how it intends to achieve and sustain compliance with all the Nasdaq Capital Market listing requirements.  As reported in the Company's Form 10-KSB for the year ended September 30, 2005, the Company had stockholders' equity of $1,629,000 at September 30, 2005.

"Maintaining our listing on the Nasdaq Stock Market is important to us and our efforts to build long-term shareholder value," said Lori Jones, chief executive officer.  "We are currently negotiating equity financings and transactions that, upon closing, would allow us to demonstrate compliance with Nasdaq's stockholders' equity test. These equity placements are part of our long-term plan to expand our service offering into the energy sector, as we announced on December 7, 2005."

The Company also noted that its independent auditors, Pannell Kerr Forster of Texas, P.C., issued a going concern qualification on its financial statements for the fiscal year ended September 30, 2005, based on the Company's significant operating losses reported in fiscal 2005 and prior years, as well as a lack of external financing.

"We are actively engaged in responding to these challenges," Jones said. "The expansion of our business pursuits into other sectors is driven by the very issues that created these challenges."

About ASI

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-KSB.

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